Exhibit 10.21
AMENDMENT NO. 6 TO
LOAN AND SECURITY AGREEMENT
     This Amendment No. 6 to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of April, 2009, by and among Rae Systems Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     B. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.
agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
          1.1 Section 6.3(c) of the Loan Agreement. Section 6.3(c) of the Loan Agreement is amended and restated in its entirety and replaced with the following:
          (c) Within thirty (30) days after the last day of such month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date) and a deferred revenue report.
          1.2 Section 6.8 of the Loan Agreement. Section 6.8 of the Loan Agreement is amended and restated in its entirety and replaced with the following:
          6.8 Financial Covenants.
          Borrower shall maintain at all times, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:
          (a) Quick Ratio. Tested as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0.
          (b) Minimum EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least the following:

Period	Minimum EBITDA
January 1, 2009 through March 31, 2009	$(2,015,000)
          (c) Trailing 2-Quarter minimum EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least the following:

Period	Minimum EBITDA
January 1, 2009 through June 30, 2009	$(3,780,000)
April 1, 2009 through September 30, 2009	$(2,250,000)
July 1, 2009 through December 31, 2009	$(350,000)
          1.3 Section 13 (Definitions). The following terms and their definitions are amended to read in their entirety as follows:
     Clause (f) of the definition of “Eligible Accounts” is amended to read in its entirety as follows:
     (f) Accounts owing from an Account Debtor which is a federal government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;
      “Revolving Line Maturity Date” is May 15, 2010.
          1.4 Exhibit D, “Compliance Certificate” of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.
     2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
               (f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.
          Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     3. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     4. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;
          4.2 Payment of Loan Fee. Borrower shall have paid Bank a commitment fee of $25,000; provided however, any unearned fees collected for the previous 60 day extension will be applied towards this fee; and
          4.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

     6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     7. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Rae Systems Inc. a Delaware corporation

	By:	/s/ Randall K. Gausman

Printed Name: Randall K. Gausman
		Title:	Chief Financial Officer

Bank:	Silicon Valley Bank

	By:	/s/ Ray Aguilar

Printed Name: Ray Aguilar
		Title:	Relationship Manager

EXHIBIT A
EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:	RAE SYSTEMS INC.
The undersigned authorized officer of RAE Systems Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements (along with Borrower prepared consolidating financial statements) with Compliance Certificate	Quarterly within earlier of 5 days of filing 10Q or 50 days of quarter end	Yes No
Annual financial statement (CPA Audited) + CC	within earlier of 5 days of filing 10K or 90 days of FYE	Yes No
8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings and deferred revenue report	within 30 days of each month	Yes No
Projections	Within 45 days of FYE	Yes No
Cash balance report	Within 30 days of end of month	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times:
Tested as of the last day of each fiscal quarter, a Minimum Quick Ratio	1.0:1.0	:1.0	Yes No

Financial Covenant	Required	Actual	Complies
Tested as of the last day of each fiscal quarter, a Minimum EBITDA	1/1/09-3/31/09 ($2,015,000)	$	Yes No
Tested as of the end of each fiscal quarter during the following periods, a trailing 2-quarter minimum EBITDA	1/1/09-6/30/09 ($3,780,000) 4/1/09-9/30/09 ($2,250,000) 7/1/09-12/31/09 ($350,000)	$	Yes No
     The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RAE SYSTEMS INC.	BANK USE ONLY

Received by:

AUTHORIZED SIGNER

By:	Date:

Name:	Verified:

AUTHORIZED SIGNER
Title:	Date:

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate
Financial Covenants of Borrower

Dated:

I.          Quick Ratio (Section 6.8(a))
Required: 1.00:1.00
Actual:

A.	Aggregate value of Borrower’s consolidated unrestricted cash and cash equivalents	$

B.	Aggregate value of Borrower’s consolidated net billed accounts receivable	$

C.	Aggregate value of Borrower’s consolidated short and long term investments	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank	$

F.	Aggregate value of Total Liabilities that mature within one year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Quick Ratio (line D divided by line G)

Is line H equal to or greater than 1.00:1:00?

No, not in compliance	Yes, in compliance

II.          Minimum EBITDA (Section 6.8(b))
Required: See chart below

Period	EBITDA
January 31, 2009 through March 31, 2009	($2,015,000)
Actual:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net interest expense	$

	5. The sum of lines 1 through 4	$

C.	EBITDA (line A plus line B.5)

Is line C equal to or greater than the amounts referenced above?

No, not in compliance	Yes, in compliance

III. Trailing 2-Quarter Minimum EBITDA (Section 6.8(c))
Required: See chart below

Period	EBITDA
January 1, 2009 through June 30, 2009	$(3,780,000)
April 1, 2009 through September 30, 2009	$(2,250,000)
July 1, 2009 through December 31, 2009	$(350,000)
Actual:

A. Line II(C) above for such periods referenced above	$

Is line A equal to or greater than the amounts referenced above?
No, not in compliance	Yes, in compliance

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